                                  SCHEDULE 14C
                                 (RULE 14C-101)

                 INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION

                INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
           OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Check the appropriate box:

[ ]  Preliminary Information Statement          [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14c-5(d)(2))
[X]  Definitive Information Statement

                             AMERISTEEL CORPORATION
--------------------------------------------------------------------------------
                  (Name of Registrant As Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No Fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                               [GRAPHIC OMITTED]










                             AMERISTEEL CORPORATION
                        5100 W. Lemon Street, Suite 312
                              Tampa, Florida 33609


                             INFORMATION STATEMENT

                        Written Consent of Stockholders
                                  In Lieu of a
                        Special Meeting of Stockholders


To the Stockholders of                                         February 27, 2001
AmeriSteel Corporation:


         This Information Statement is furnished pursuant to Regulation 14C of the Securities Exchange Act of 1934, as amended, to provide information regarding certain action to be taken by written consent by the holders of a majority of the outstanding shares of Class A common stock (the "Class A Common Stock") of AmeriSteel Corporation ("AmeriSteel" or the "Company"). Certain stockholders of the Company, owning approximately 95.1% of the outstanding Class A Common Stock, intend to act by written consent in lieu of a Special Meeting of Stockholders for the following purpose:

         To approve an amendment to the Company's Articles of Incorporation to create a class of "blank check" Preferred Stock.

         It is anticipated that the written consent is to be submitted to the Company and become effective on or about March 19, 2001.

                  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
                  REQUESTED NOT TO SEND TO THE COMPANY A PROXY.

         At the close of business on February 10, 2001 there were 10,341,646 shares of Class A Common Stock outstanding, each of which is entitled to one vote. There are no other shares of capital stock outstanding.

         The approximate date on which this Information Statement is to be mailed to stockholders is February 27, 2001.


                             PRINCIPAL STOCKHOLDERS

         The following table sets forth, as of February 10, 2001, the number of shares of the Company's Class A Common Stock beneficially owned by (i) each person known to the Company as having beneficial ownership of more than 5% of the Company's Class A Common Stock together with such person's address if other than the Company's address, (ii) each of its directors and nominees to become a director, (iii) each named executive officer (as defined herein under "Executive Compensation" and pursuant to Securities and Exchange Commission rules) and (iv) all directors and executive officers as a group:


       Name of Beneficial Owner           Amount and Nature of
          or Number in Group            Beneficial Ownership (1)      Percent of Class
         --------------------           ------------------------    -----------------

FLS Holdings, Inc.(2)................          9,000,000                  87.0%
Phillip E. Casey(3)..................            844,192                   8.1%
Carioca Limited Partnership I(3).....            573,507                   5.5%
Tom J. Landa.........................             15,525                      *
J. Donald Haney......................              1,734                      *
Jorge Gerdau Johannpeter.............                  0                      -
Frederico C. Gerdau Johannpeter......                  0                      -
Klaus Gerdau Johannpeter.............                  0                      -
Andre Bier Johannpeter...............                  0                      -
Germano Gerdau Johannpeter...........                  0                      -
Carlos J. Petry......................                  0                      -
James S. Rogers, II..................              1,653                      *
All Directors and Executive
Officers as a Group (16 persons) ....            868,154                   8.4%

----------
*    Less than one percent

(1) Beneficial ownership of shares, as determined in accordance with applicable Securities and Exchange Commission rules, includes shares as to which a person has or shares voting power and/or investment power. Except as otherwise indicated, all shares are held of record with sole voting and investment power. For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares as of a given date which such person has the right to acquire within 60 days after such date.

(2) All shares shown are directly owned by FLS Holdings, Inc., of which Gerdau USA, Inc. ("Gerdau USA"), a Delaware corporation, owns 100% of the outstanding common stock. Gerdau USA is a wholly owned subsidiary of Gerdau S.A. FLS Holdings, Inc. and Gerdau USA's address is c/o Osvaldo B. Schirmer, Gerdau S.A. Av. Farrapos 1811 Porto Alegre, Rio Grande Do Sul - Brazil CEP 90220-005.

(3) Of the shares shown for Mr. Casey, 573,507 are held directly by Carioca Limited Partnership I, a Delaware limited partnership. Carioca, L.L.C., a Delaware limited liability company, owns directly 5,793 shares and is the sole general partner owning 1% of the partnership interests. Betty Casey, Mr. Casey's wife, is the sole limited partner owning the remaining 99% of the partnership interests. Mr. Casey, Mrs. Casey and David Casey, Mr. Casey's brother, are the members of Carioca, L.L.C., and David Swayze, an unrelated third party, is the sole manager of Carioca, L.L.C. Mr. Swayze, as manager of Carioca L.L.C., the sole general partner of Carioca Limited Partnership I, has voting and investment control over the shares held by the limited partnership. Mrs. Casey and Messrs. Casey acting unanimously have the power to remove the manager of Carioca L.L.C. and therefore may be deemed to share beneficial ownership over the shares held by Carioca Limited Partnership I and Carioca, L.L.C. Mr. Casey's address is 5100 W. Lemon Street, Suite 312, Tampa, Florida 33609 and the address of each of Carioca Limited Partnership I and David Swayze is 1201 Market Street, Wilmington, Delaware 19801.


                          DESCRIPTION OF CAPITAL STOCK

         The Company has authority under its Articles of Incorporation to issue up to 100,000,000 shares of Class A Common Stock, par value $.01 per share, and 22,000,000 shares of Class B Common Stock, par value $.01 per share. As of February 10, 2001, there are currently 10,341,646 shares of Class A Common Stock outstanding and no shares of Class B Common Stock outstanding. As a result of restrictions in the Company's Articles of Incorporation, no shares of Class B Common Stock can be issued in the future. Of the shares of Class A Common Stock outstanding, 9,000,000 shares, or approximately 87%, are held of record by FLS Holdings, Inc. See "Principal Stockholders." Holders of Class A Common Stock do not have any preemptive rights or rights to subscribe for additional securities of the Company.


              AMENDMENT OF THE COMPANY'S ARTICLES OF INCORPORATION

         Note: References below to the proposed amendment to the Company's Articles of Incorporation are qualified in their entirety by reference to the form of proposed Articles of Amendment attached as Exhibit A to this Information Statement (the "Amendment").

GENERAL

         The Company is proposing that its Articles of Incorporation be amended to authorize 10,000,000 shares, par value $.01 per share, of "blank check" Preferred Stock. The Board of Directors of the Company has approved the proposed amendment by unanimous written consent, and has recommended that the stockholders approve the proposed amendment.

         The Amendment to the Company's Articles of Incorporation will be approved if written consents representing a majority of all of the votes entitled to be cast by the stockholders of the Company are received by the Company. Stockholders owning approximately 95.1% of the outstanding shares of Common Stock (the "Majority Stockholders") intend by written consent to approve the amendment to the Company's Articles of Incorporation.

EFFECT OF THE AMENDMENT

         The Amendment would authorize 10,000,000 shares, par value $.01 per share, of Preferred Stock. The Board of Directors would have the discretion, from time to time, without stockholder approval to determine the designations and relative voting, distribution, dividend, conversion, liquidation, and other rights, preferences, and limitations of the Preferred Stock, including, among other things: (i) the designation of each class or series and number of shares in a class or series; (ii) the dividend rights, if any, of the class or series;
(iii) the redemption provisions, if any, of the class or series; (iv) the preference, if any, to which any class or series would be entitled in the event of the liquidation or distribution of the Company's assets; (v) the provisions of a purchase, retirement or sinking fund, if any, to accommodate redemption of the Preferred Stock; (vi) the rights, if any, to convert or exchange the shares into or for other securities; (vii) the voting rights, if any (in addition to any prescribed by law), of the holders of the shares of the class or series;
(viii) the conditions or restrictions, if any, on specified actions of the Company affecting the rights of the shares; and (ix) any other preferences, privileges, powers, rights, qualifications, limitations or restrictions of or on the class or series. Depending on the rights and preferences designated for any particular series, issuances of Preferred Stock could have the effect of diluting stockholders' equity, earnings per share and voting rights attributable to the Common Stock.

         The existence of unissued and unreserved Preferred Stock may have certain anti-takeover effects. For example, upon approval of the Amendment the Board would be able to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of the Company's management and possibly deprive the stockholders of opportunities to sell their shares of Common Stock at prices higher than prevailing market prices. Such additional shares also could be used to dilute the stock ownership of persons seeking to obtain control of the Company. In the case of the Company, however, because Gerdau S.A. owns 87% of the outstanding Class A Common Stock, the use of Preferred Stock for such purposes is not likely unless and until such time as Gerdau S.A. or some other person owns less than 50% of the outstanding voting capital stock of the Company.

PURPOSE OF THE AMENDMENT

         The Board of Directors believes the creation of "blank check" Preferred Stock is in the best interests of the Company and its stockholders in that the existence of such shares would provide the Board with flexibility in managing the Company's capital structure by allowing the issuance of additional equity, rather than debt, when the Board deems it to be advantageous. The Preferred Stock could be issued in connection with, among other things, financing transactions, corporate mergers, acquisitions and other corporate purposes.

         On February 23, 2000 the Board of Directors of the Company raised approximately $15 million through the issuance of 1,153,846 of Class A Common Stock in a private placement to an affiliate of Gerdau S.A., at a price of $13.00 per share (the "Gerdau Stock Sale"). The purchase price was based on the most recent appraisal of the Company's Class A Common Stock as of December 31, 2000. The purpose of the sale of Class A Common Stock is to provide additional funds for the Company for general working capital purposes and to enable the Company to reduce its debt.


         One course of action the Company may take after the adoption of the Amendment is to replace the shares of Class A Common Stock to be sold in the Gerdau Stock Sale with shares of a series of Preferred Stock and/or to issue the Preferred Stock to a subsidiary or other affiliate of Gerdau S.A. to raise additional capital. It is anticipated that any series of Preferred Stock that would be issued in such event would contain, among other things, preferences and rights providing for a fixed dividend payment, redemption rights and liquidation preferences. However, at this time, no determination has been made by the Board of Directors regarding the issuance of Preferred Stock under such circumstances or the terms and conditions of the Preferred Stock if one or more series were to be authorized. Any determination regarding the issuance of a series of Preferred Stock and the rights and preferences regarding such series, including, but not limited to, dividend rates, voting rights, redemption rights and liquidation rights, will be made by the Board of Directors without stockholder approval.

                                                                       EXHIBIT A

                             ARTICLES OF AMENDMENT
                                     OF THE
                           ARTICLES OF INCORPORATION
                                       OF
                             AMERISTEEL CORPORATION


         AMERISTEEL CORPORATION, a corporation organized and existing under the laws of the State of Florida (the "Corporation"), in order to amend its Articles of Incorporation as now in effect (the "Articles of Incorporation"), in accordance with the requirements of Chapter 607, Florida Statutes, does hereby certify as follows:

         1. The name of the Corporation is AMERISTEEL CORPORATION and its Document Number with the Florida Department of State is 195537.

         2. The amendment being effected hereby (the "Amendment") was duly adopted and approved by the Board of Directors of the Corporation by the execution of a written consent effective as of February ___, 2001.

         3. In accordance with Section 607.0704, Florida Statutes: the Amendment was duly adopted and approved by a majority of the shareholders of the Corporation by the execution of one or more written consents effective as of March ____, 2001, dated and signed by shareholders having the requisite number of votes to vote thereon, such vote was sufficient for approval of the Amendment, such consents described the action taken and were duly and timely delivered to the Corporation by delivery to its corporate secretary, and notice thereof was given to those shareholders who did not consent in writing to the matters approved.

         4. These Articles of Amendment of the Articles of Incorporation of AmeriSteel Corporation (these "Articles of Amendment") shall be effective upon filing hereof with the Department of State of the State of Florida.


         5. The Articles of Incorporation are hereby amended by deleting Sections 4.1, 4.2, 4.9, 4.12, 4.13, 4.14 and 4.15 of Article IV thereof, and in their place and stead substituting the following:

                                     * * *


                                   ARTICLE IV


         4.1 General. The total number of shares of capital stock authorized to be issued by the Corporation shall be 100,000,000 shares of Class A Common Stock ("Class A Common Stock"), par value $.01 per share, 22,000,000 shares of Class B Common Stock ("Class B Common Stock"), par value $.01 per share, and 10,000,000 shares of Preferred Stock (the "Preferred Stock"), par value

$0.01 per share. Class A Common Stock and Class B Common Stock are together referred to as "Common Stock."

                  (a) Shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation by resolution shall establish each series of Preferred Stock and fix and determine the number of shares and the designations, preferences, limitations and relative rights of each such series, provided that all shares of the Preferred Stock shall be identical except as to the following relative rights and preferences, as to which there may be variations fixed and determined by the Board of Directors between different series:

                           (i)      the rate or manner of a payment of
                  dividends;

                           (ii) whether the shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption;

                           (iii) the amount payable upon shares in the event of voluntary and involuntary liquidation;

                           (iv) sinking fund provisions, if any, for the redemption or purchase of shares;

                           (v) the terms and conditions, if any, on which the shares may be converted;

                           (vi)     voting rights, if any; and

                           (vii) any other rights or preferences now or hereafter permitted by the laws of the State of Florida as variations between different series of preferred stock.

                  (b) Except as otherwise set forth below, the rights, powers, preferences, privileges and limitations of shares of Class A Common Stock and Class B Common Stock shall be identical in all respects.

                              *******************

         4.2 Voting Rights. Every holder of Class A Common Stock shall be entitled to one vote in person or by proxy for each share of Class A Common Stock standing in his or her name on the transfer books of the Corporation, and every holder of Class B Common Stock shall be entitled to two votes in person or by proxy for each share of Class B Common Stock standing in his or her name on the transfer books of the Corporation, in connection with all other matters submitted to a vote of shareholders, except matters to be voted on exclusively by holders of Preferred Stock or any class of Preferred Stock. Except as may be otherwise required by law or by these Articles of Incorporation, the holders of Class A Common Stock and Class B Common Stock shall vote together as a single voting group on all matters submitted to a vote of the holders of Common Stock. Every reference in these Articles of Incorporation or in the Bylaws of the Corporation to a majority or other proportion of shares of Common Stock, Class A Common Stock or Class B Common Stock, as the case may be, shall refer to such majority or other proportion of the votes to which such shares of Common Stock, Class A Common Stock or Class B Common Stock, as the case may be, are entitled.

                               ******************

         4.9 Dividends. Provided that required dividends, if any, on the Preferred Stock have been paid or provided for, holders of Class A Common Stock and Class B Common Stock shall be entitled to receive such dividends and other distributions in cash, stock of any corporation (other than Common Stock of the Corporation) or property of the Corporation if, when and as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in all such dividends and other distributions. In the case of dividends or other distributions payable in Common Stock, including distributions pursuant to stock splits or divisions of Common Stock of the Corporation, only shares of Class A Common Stock shall be paid or distributed with respect to Class A Common Stock and only shares of Class B Common Stock shall be paid or distributed with respect to Class B Common Stock. The number of shares of Class A Common Stock and Class B Common Stock so distributed shall be equal in number on a per share basis.

                              *******************


         4.12 No Preemptive Rights. No holder of any share or shares of Common Stock and, unless otherwise specifically provided for in the terms of the Preferred Stock, no holder of any share or shares of Preferred Stock, shall have or be entitled to, as a matter of right solely by reason of such holding, any preemptive or other right to subscribe for or purchase any number of such additional shares of Common Stock or Preferred Stock (of the same class or otherwise), as the case may be, (or any other class or series of capital stock now or hereafter authorized for issuance by the Corporation) as may be issued by the Corporation from time to time, whether such additional shares are issued for cash, property, services or any other consideration and whether or not such shares are now authorized or are authorized by subsequent amendment to these Articles of Incorporation, nor shall any such holder have or be entitled to, as a matter of right solely by reason of such holding, any preemptive or other right to subscribe for or purchase securities convertible into or exchangeable for shares of the Corporation or to which there shall be attached or appertain any warrants or rights entitling the holders thereof to purchase or subscribe for such shares.


                              ********************

         4.13 Dissolution, Liquidation, Etc. In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, the assets and funds of the Corporation, if any, available for distribution to shareholders, and remaining after the payment to holders of Preferred Stock of the amounts to which they are entitled, shall be distributed equally on a per share basis to the holders of Common Stock. For the purposes of this paragraph, the voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the assets of the Corporation or a consolidation or merger of the Corporation with one or more other corporations (whether or not the Corporation is the corporation surviving such consolidation or merger) shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.


                               ******************

         4.14 Payment for Stock. The consideration for the issuance of shares of capital stock may be paid, in whole or in part, in cash, in promissory notes, in other property (tangible or intangible), in labor or services actually performed for the Corporation, in promises to perform services in the future evidenced by a written contract, or in other benefits to the Corporation at a fair valuation to be fixed by the Board of Directors. When issued, all shares of capital stock shall be fully paid and nonassessable.


                               ******************


         4.15 Treasury Stock. The Board of Directors of the Corporation shall have the authority to acquire by purchase and hold from time to time any shares of its issued and outstanding capital stock for such consideration and upon such terms and conditions as the Board of Directors in its discretion shall deem proper and reasonable in the interests of the Corporation.

                                     * * *

         6. Any reference in the Amendment to "these Articles of Incorporation" or any other reference of similar import shall be deemed a reference to the Articles of Incorporation as amended by the Amendment.

         IN WITNESS WHEREOF, the undersigned officer of the Corporation has executed these Articles of Amendment of the Articles of Incorporation of AmeriSteel Corporation as of the ____ day of March 2001.


                                          AMERISTEEL CORPORATION



                                          By:
                                             ----------------------------------